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                                                                 EXHIBIT 10.12
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                           VISUAL INFORMATION SERVICE CORP
                                  STOCK OPTION PLAN
                                     PURSUANT TO
                                     SEC RULE 701
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    1.  The purpose of the Visual Information Service Corp. ("VisCorp") Stock
Option Plan (the "Plan") pursuant to the U.S. Securities and Exchange Commission ("SEC") Rule 701 is to provide a means whereby consultants, advisors, employees, officers, directors, agents and others who may provide services or other benefits to VisCorp, subject to the provisions of SEC Rule 701, may be awarded options to purchase VisCorp's Common Stock under the terms set forth in this Plan.

    2. Options qualifying under this Plan may be granted from time to time, subject to the approval of the Board of Directors of VisCorp, to purchase shares of VisCorp's Common Stock at a set price per share for a fixed period of time.

    3. The maximum number of option of Shares of VisCorp's Common Stock available to be granted pursuant to this Plan shall be 600,000 shares of VisCorp's Common Stock based on the fact that there are presently issued and outstanding over 4,000,000 shares of Common Stock. Such shares may consist either in whole or in part of shares of VisCorp's authorized but unissued Common Stock or shares of VisCorp's authorized and issued Common Stock re-acquired by VisCorp and held in its treasury as may from time to time be determined by its Board of Directors. If an option granted under the Plan is surrendered or for any reason ceases to be exercisable in whole or in part, the shares which were subject to such option but as to which the option has not been exercised, shall continue to be available under the Plan, unless the Plan is no longer effective as a result of the conditions of SEC Rule 701 or whether the Plan has been terminated by VisCorp, at such time.

    4. The options to be granted to a qualified person, may be initially authorized by a duly elected and qualified officer of VisCorp, subject to the approval of the Board of Directors. Any grant of an option may contain restrictions and other terms and obligations upon the person receiving such options as such officer may deem appropriate, subject to the approval and/or to whatever terms the Board of Directors may deem appropriate.

    5. Under the circumstances existing at the time this Plan has been adopted by VisCorp, the option price shall be USD $2.50 per share (cash or wired funds). Once an option has been granted the price per share shall be fixed and may not be changed except pursuant to the terms of the Plan or by mutual consent and agreement of VisCorp and the optionee. VisCorp reserves the right to change the option price (only as to options not previously granted), at any time in the future, so that each optionee should inquire of VisCorp prior to the grant of the option the effective option price.

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    6.  Each option and all rights and obligations under it shall be subject to the provisions of the Plan, expire on a date to be determined by the Board of Directors, however, such date shall not be later than five years from the date on which the option is granted.

    7. (a) During the period when any option, or a portion of it, remains exercisable, such option may be exercised at any time in whole or in part; provided, however, that the Board of Directors may require a partial exercise of an option to be for no less than a stated minimum number of shares, if any, as specified in the grant of the option.

         (b) Each exercise of an option or part of it shall be by notice in writing to VisCorp, accompanied by payment in full of the option price of the shares then being purchased, as set forth above.

         (c) The option shall terminate and may no longer be exercised if the optionee's relationship with VisCorp was terminated by VisCorp for good cause as determined, in good faith, by VisCorp.

    8. The consideration received by VisCorp for shares of its Common Stock issued pursuant to stock options granted under the Plan shall be credited to the capital of VisCorp, as determined by the Board of Directors. All shares of Common Stock issued pursuant to the Plan shall constitute valid and legally issued shares of VisCorp and shall be deemed fully paid and non assessable.

    9. If there shall be any change in the stock of VisCorp subject to the Plan or to any option granted under it, through merger, consolidation, reorganization, stock split, stock dividend of 5 percent or more in any one year, or other change in the corporate structure, appropriate adjustment may be made by the Board of Directors in (a) the aggregate number of shares subject to the Plan, (b) the maximum number of shares for which options may be granted under it to any one person, and (c) the number of shares and the price per share subject to outstanding options. Any stock dividend or stock dividends distributed by VisCorp on its Common Stock amounting to less than 5 percent in any one year shall not require adjustment in the number of shares or option price of the stock optioned under this Plan.

    10. No option granted under the Plan shall be transferable otherwise than by will or the law of descent and distribution, and an option may be exercised, during the lifetime of the holder thereof, by her or him.

    11. The Plan shall become effective on such date as the Board of Directors shall determine, provided, however, that the holders of a majority of all the shares of Common Stock issued and


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outstanding and entitled to vote shall approve this Plan, with the prior approval of the Board of Directors. VisCorp shall as and when appropriate, comply with all legal requirements for the issuance of shares of Common Stock pursuant to the exercise of options granted under this Plan and to take whatever other steps that may be necessary to comply with any other requirements, under such circumstances.

    12. The VisCorp Common Stock issued pursuant to the exercise of an option under the Plan shall be deemed restrictive stock issued pursuant to SEC Rule 701 and shall bear a restrictive legend, if any, as may be determined by the counsel for VisCorp at the time of the issuance of such Common Stock.

    13. The Board of Directors may at any time suspend or terminate the Plan. The Plan may terminate by operation of law and/or pursuant to SEC Rule 701 when the provisions of SEC Rule 701 may not be met. Unless the Plan shall theretofore have been terminated by the Board of Directors, the Plan shall terminate on December 31, 2000. No option may be granted during such suspension or after such termination. The suspension or termination of the Plan shall not, without the optionee's consent alter or impair any rights or obligations under any option previously granted under the Plan.

    14. The Board of Directors may at any time amend the Plan in such respects as the Board of Directors may deem advisable in order that options granted under it shall be stock options, qualified under SEC Rule 701, as amended, or in order to conform to any change in the law, or in any other respect which the Board of Directors may deem to be in the best interest of VisCorp, provided, however, that no such amendment shall, without further approval of the stockholders of the VisCorp, except as provided above in this Plan, (a) increase the aggregate number of shares of Common Stock of VisCorp which may be issued under options granted pursuant to the Plan; (b) change the minimum option purchase price; (c) increase the maximum period during which options may be exercised; or (d) extend the termination date of the Plan. Any amendment to the Plan shall not, without the optionee's consent, alter or impair any rights or obligations under any option theretofore granted under the Plan.

Dated:  At Chicago, Illinois      By approval of the
        September   , 1995        Shareholders and
                                  the Board of Directors
                                            of
                                  Visual Information Service
                                  Corp, an Illinois corporation

                                  By
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                                    A duly authorized officer